                                                                Exhibit 10.38.30

                                SUPPLY AGREEMENT

   THIS AGREEMENT is made as of January 1, 1999,

   BETWEEN:

                                    WOODBRIDGE FOAM CORPORATION 4240
                                    Sherwoodtowne Blvd.,
                                    Mississauga, Ontario, Canada L4Z 2G6
                                    ("Woodbridge")

                                     - and -

                                    UFP TECHNOLOGIES, INC.
                                    172 East Main Street
                                    Georgetown, Maryland, USA 01833-2107
                                    ("UFP")

     WHEREAS Woodbridge intends to issue a purchase order to UFP for the supply of fabricated and/or thermoformed energy absorbing polyurethane foam roofrails for the D-186 program;

     WHEREAS this is the first of what the parties hope to be several programs for which UFP will supply to Woodbridge fabricated and/or thermoformed non-decorative, energy absorbing polyurethane foam, automotive interior passenger protection parts ("EA Parts");

     AND WHEREAS the parties desire that this Agreement will govern the relationship and apply to all purchase orders issued by Woodbridge to UFP for EA Parts.

     THEREFORE, Woodbridge and UFP agree as follows:

1.   EXCLUSIVITY

     The parties agree that, during the term of this Agreement:

     (a) UFP will exclusively supply EA Parts to Woodbridge and will not supply EA Parts to, nor for, any other party; and

     (b) so long as UFP provides Woodbridge with competitive service, delivery and quality at the agreed upon prices throughout the term of this Agreement, Woodbridge will exclusively purchase EA Parts for the D-186 program from UFP.

2.   TECHNOLOGY

     (a) Woodbridge agrees that any and all inventions, improvements and discoveries (collectively, "Processing Inventions"), whether or not patentable, which UFP may conceive or make, in connection with the process of manufacturing, fabricating or thermoforming the EA Parts manufactured pursuant to this Agreement shall be the sole and exclusive property of UFP.

     (b) In the event that this Agreement is terminated for cause or any portion of a program is in-sourced by Woodbridge due to UFP's inability to fulfil the program requirements, UFP agrees to grant to Woodbridge a fully paid-up non-exclusive licence to use such Processing Inventions in its business for the life of the respective EA Parts' programs.

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                                                       Supply Agreement - Page 2

     (c) UFP agrees that any and all inventions, improvements and discoveries (collectively, "Product Inventions"), whether or not patentable, which it may conceive, contribute to, or make, in connection with the product attributes of the EA Parts manufactured pursuant to this Agreement shall be the sole and exclusive property of Woodbridge.

     (d) Woodbridge agrees to grant to UFP a fully paid-up non-exclusive licence to use such Product Inventions solely to supply Woodbridge with such EA Parts.

3.   LIABILITY

     Woodbridge acknowledges that UFP shall not be responsible for the suitability of the EA Parts for their intended use.

4.   TERM AND TERMINATION

     (a) The term of this Agreement shall commence on January 1, 1999 and shall run for a period of four (4) years and shall automatically be extended for additional one (1) year periods, unless earlier cancelled or terminated in accordance with the provisions of this Agreement. Either party may give written notice to the other party of its intention to terminate this Agreement at least six (6) months prior to the end of the term or any renewal thereof.

     (b) Woodbridge shall have the right to cancel this Agreement and any purchase order without cause and Woodbridge's liability for cancellation shall be limited as follows:

        (i) in the event Woodbridge cancels any purchase order for the supply of EA Parts for the D-186 program effective within four years of the date of this Agreement, Woodbridge's liability will be limited to UFP's actual cost for work and materials applicable to each blanket purchase order which shall have been authorized by Woodbridge and actually expended when the notice of cancellation was received by UFP, plus reimbursement for the custom equipment built or purchased specifically for the D-186 program as follows:


             CANCELLATION DURING:                    COST REIMBURSED:
                  Year 1                                 $300,000
                  Year 2                                 $225,000
                  Year 3                                 $150,000
                  Year 4                                 $ 75,000


                  (ii) in the event either party shall cease to exist or become insolvent or the subject of bankruptcy or insolvency proceedings or shall commit a material breach of this Agreement, the non-breaching party shall have no liability to other party;

                  (iii) in the event Woodbridge cancels a purchase order for the supply of EA Parts for the D-186 program effective after the fourth anniversary of this Agreement or a purchase order for the supply of any parts for any program other than the D-186 program at any time, Woodbridge's liability will be limited to UFP's actual cost for work and materials applicable to each purchase order which has been authorized by Woodbridge and actually expended when the notice of cancellation was received by UFP.

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                                                       Supply Agreement - Page 3

5.   BUSINESS PROCEDURES

     The parties agree that they will conduct business with one another in the following manner:

     (a) MARKETING. Woodbridge will be responsible for all marketing and sales activity related to the EA Parts. Any and all communication with Tier 1 and OEM customers ("Customers") will be the sole responsibility of Woodbridge. In this regard, UFP agrees that it will not communicate with, nor solicit any EA Parts business from Customers, without the express written consent of Woodbridge.

     (b) FOAM PRODUCTION. UFP agrees to purchase all of the slab energy absorbing polyurethane foam required to manufacture the EA Parts (the "Foam") exclusively from Woodbridge. However, at Woodbridge's sole option, Woodbridge may from time to time provide UFP with its written consent to allow UFP to purchase Foam from another manufacturer upon terms approved by Woodbridge.

     (c) PURCHASE AND SALE. During the term of this agreement, UFP agrees to supply EA Parts to Woodbridge on the terms and in the manner set forth in this agreement, which includes the Standard Terms and Conditions (the "Standard Terms") attached as Appendix A and The Woodbridge Group Supplier Requirements Addendum to the QS-9000, as amended from time to time (the "QS-9000 Addendum") (collectively, this "Agreement"). The general terms set forth in this Agreement (which include the Standard Terms and the QS-9000 Addendum, as amended from time to time) shall govern and shall be applicable to any purchase order between UFP and Woodbridge and shall supersede and take priority over any contrary or inconsistent terms set forth in any other document, acknowledgement, ASN, or confirmation whether oral, pre-printed, typed or hand-written. The only manner in which any provision of this Agreement may be superseded or overridden is by a typewritten document signed by both UFP and Woodbridge specifically identifying and referring to this Agreement and the particular provisions to be superseded or overridden. In the event of any conflict between the terms of a purchase order and the various documents which constitute this Agreement, the governing provision shall be that which is found in the first of the following documents which are listed in descending order of priority: the face of the purchase order, this agreement, the Standard Terms and the QS-9000 Addendum.

     (d) PURCHASE ORDERS. Woodbridge or its affiliates may issue purchase orders to UFP from time to time for EA Parts which incorporate the Foam. Upon acceptance of a purchase order that sets out specific quantities of EA Parts to be supplied (i.e. a spot buy), UFP shall supply such EA Parts in accordance with the specific terms contained in the purchase order and the general terms contained in this Agreement. However, upon acceptance of a purchase order which does not set out particular quantities of EA Parts to be supplied ("Blanket Purchase Orders"), UFP shall be deemed to agree to supply, at Woodbridge's sole option, all of Woodbridge's requirements for such EA Parts during the life of the program. Pursuant to such Blanket Purchase Orders, Woodbridge or its affiliates may periodically issue product release orders to UFP for deliveries of quantities of EA Parts as required and UFP shall deliver such quantities of EA Parts to Woodbridge in accordance with the specific terms of the release, the Blanket Purchase Order and the general terms of this Agreement.

     (e) QS-9000. UFP agrees to adhere to the intent of QS-9000 and to comply with

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                                                       Supply Agreement - Page 4

Woodbridge's QS-9000 Addendum. Woodbridge agrees to provide reasonable assistance to UFP in UFP's efforts to upgrade their current ISO9000 certification to a QS-9000 certification.

     (f) PRICE REDUCTIONS. Price reduction goals established by Customers (i.e. pursuant to Long Term Agreements or otherwise) will be shared by Woodbridge and UFP in proportion to their respective value added to the EA Parts sold to Customers. In this regard, UFP agrees to reduce its price for EA Parts in amounts necessary to meet its proportionate share of Customer's price reduction goals on a timely basis. Any additional savings will be proportionally shared between Woodbridge and UFP.

     (g) QUALITY REPORTS. Woodbridge will provide to UFP out-turn quality reports related to Foam upon request. Woodbridge and UFP will share open quality books with one another and with Customers, if necessary.

6.   CONFIDENTIALITY

     Both parties recognize the importance of confidentiality with respect to this Agreement and the contents of the purchase orders. Each party therefore undertakes not to disclose the terms and conditions under this Agreement or any purchase order to any third party without the prior written consent of the other party unless it was required to be disclosed pursuant to law, regulation or mandatory order of judicial or governmental or local authority or either party reasonably requires it to be disclosed for legal or tax purposes.

     The parties hereto also recognize and agree that all information made available by one party to the other shall be and remain the property of the submitting party and shall be kept strictly confidential by the receiving party when designated as confidential in tangible form, unless written permission to the disclosure has been given prior to the disclosure, or the information (i) was in the receiving party's possession prior to the receipt from the submitting party, or (ii) became a matter of general public knowledge through no fault of the receiving party, or (iii) was rightfully received by the receiving party from a third party without an obligation of confidence, or (iv) was independently developed by the receiving party, or (v) was required to be disclosed pursuant to law, regulation or mandatory order of judicial or governmental or local authority.

7.   NOTICES

     Any notice or other communications required by this Agreement shall be in writing and shall be deemed given when delivered in person or received by the addressee at the above address.

     IN WITNESS WHEREOF, the parties hereto cause this Agreement to be executed in duplicate by their duly authorized representatives, respectively.

WOODBRIDGE FOAM CORPORATION                          UFP TECHNOLOGIES, INC.

By:       David Fowler                      By:   /s/ R. JEFFREY BAILLY
    ---------------------------                  ---------------------------
Name:     V.P. R&P, Purch.                  Name:     R. Jeffrey Bailly
       ------------------------                    ------------------------
Title:    David Fowler                      Title:    President
        -----------------------                     ------------------------
Date:      April 26/99                      Date:     4/15/99
       -------------------------                   -------------------------

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                                                       Supply Agreement - Page 5

By:   /s/ DAVID MILLER
    ---------------------------
Name:     David Miller
      -------------------------
Title:    VP Technology
        -----------------------
Date:      April 30/99
       -------------------------


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                                                       Supply Agreement - Page 6


                                   APPENDIX A
                          STANDARD TERMS AND CONDITIONS

       References to "Purchase Orders" in these Standard Terms shall include purchase orders, releases and tooling purchase orders, as applicable.

1.     GOVERNING PROVISION
       THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE PROVINCE OF ONTARIO. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL NOT BE GOVERNED BY THE PROVISIONS OF THE 1980 U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

2.     CHANGES IN PURCHASE ORDER
       Woodbridge reserves the right at any time to change specifications, methods of shipment or packing, or place or time of delivery. If any such change causes an increase or decrease in the cost of or the time required for performance of UFP's obligations under a Purchase Order, an equitable adjustment shall be made in the contract price or delivery schedule, or both, or Woodbridge may at its option, cancel a Purchase Order if agreement on an equitable adjustment cannot be reached. Any claim by UFP for adjustment under this Article shall be deemed waived unless asserted in writing within thirty (30) days from receipt by UFP of the change order. Price increases or extensions of time for delivery shall not be binding on Woodbridge unless evidenced by a Purchase Order change notice issued by Woodbridge. No substitutions, changes or modifications of the ordered item shall be made except upon Woodbridge's written authority.

3.     DELIVERY AND DELAY
       UFP shall deliver the EA Parts in the quantities and within the time, which is of the essence, in accordance with the specifications, drawings or approved samples, and at the prices specified in a Purchase Order. Failure of UFP to comply with such requirements shall entitle Woodbridge, in addition to any other rights or remedies afforded Woodbridge by law or contract, to cancel the Purchase Order and be relieved of all liability for any undelivered portion. If shipment is delayed for any cause, UFP must report the same to Woodbridge promptly. Failure of Woodbridge to insist upon strict performance shall not constitute a waiver of any of the provisions of the Purchase Order or waiver or any default. Any failure by Woodbridge to exercise its remedies with respect to any instalment shall not be deemed to constitute a waiver with respect to subsequent instalments.

4.     NOTICE OF SHIPPING, PACKING AND RISK OF LOSS
       All EA Parts shall be suitably packed, marked with Woodbridge's Purchase Order Number and shipped in accordance with shipping instructions specified in the Purchase Order and the QS-9000 Addendum and otherwise in accordance with the requirements of common carriers so as to obtain the lowest transportation cost. UFP shall be liable to Woodbridge for any loss or damage resulting from UFP's failure to provide adequate protection during shipment. Additional expenses, charges or claims incurred as a result of deviation from the specified route, non-compliance with other shipping instructions, or improper description of the shipment in shipping documents shall be assumed by UFP. Risk that the ordered EA Parts may be lost, damaged or delayed in transit shall be upon UFP until conforming EA Parts have been actually received, inspected and accepted by Woodbridge.

5.     WARRANTIES, REMEDIES
       UFP warrants that EA Parts to be furnished hereunder shall, during the warranty period specified below, (a) be free and clear of all liens and encumbrances, good and merchantable title thereto being in UFP; (b) be free from any defects in material or workmanship (latent or otherwise) and of good and merchantable quality; (c) conform to Woodbridge's specifications and drawings and with representations with respect thereto previously made by UFP and (d) comply and have been produced, processed, packaged, labelled, delivered and sold in conformity with all applicable

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                                                       Supply Agreement - Page 7

       federal, provincial, state or other laws, administrative regulations and orders, including but not limited to the Occupational Safety and Health Act of 1971 (U.S.) as amended from time to time. The warranty period will continue for the same period as the warranty period offered by Woodbridge, its Customer, whichever is longer. The foregoing warranties shall survive inspection, delivery and payment and shall run in favour of Woodbridge, its successors and assigns and its customers, whether direct or indirect.

       If any such EA Parts shall be found to be unsatisfactory, defective or inferior in quality, or not to conform to Woodbridge's specifications or any other requirements thereof (including UFP's warranties), Woodbridge may, at its option return such EA Parts to UFP for replacement, credit or refund, as Woodbridge shall direct. Woodbridge shall also have the right to cancel any unshipped portions of any Purchase Order. Woodbridge shall be reimbursed by UFP for all of the costs and expenses in connection with the storage, handling, packing and/or transporting of any such defective or otherwise non-conforming EA Parts, and UFP shall assume all risk of loss or damage in transit to EA Parts returned by Woodbridge. Furthermore, UFP shall indemnify Woodbridge for a sorting and labour costs incurred by Woodbridge or its customer with respect to any such defective or otherwise non-conforming EA Parts. Woodbridge's remedies for breach of the warranties set out in this Section are hereby expressly limited to the foregoing.

6.     INDEMNIFICATION BY UFP
       UFP shall indemnify Woodbridge, its successors and assigns against any and all losses, damages and expenses (including attorneys' fees and other costs of defending any action) which they or any of them, may sustain or incur as a result of any claim for property damage, personal injury or death arising out of negligence, strict liability in tort or based on any other theory of law in connection with the EA Parts furnished by UFP, or as a result of any claim that the EA Parts furnished by UFP fail to conform to or comply with any federal, provincial, state or local laws, regulations or standards, save and except as any claim relates to the Foam material manufactured by Woodbridge and supplied to UFP or any claim based on negligent design of EA Parts.

7.     INSURANCE
       UFP shall procure and maintain during the entire term of this Agreement product liability insurance. The insurance shall be with limits and with a carrier or carriers reasonably satisfactory to Woodbridge. UFP shall furnish Woodbridge with certificates of such insurance before commencing such work. The insurance shall provide that the policy shall not be cancelled or reduced in coverage until ten (10) days after written notice shall have been given to Woodbridge of cancellation or reduction in coverage. All insurance shall name Woodbridge as an additional insured.

8.     WOODBRIDGE'S DAMAGES
       Subject to the limitation set out in Section 5, UFP shall be responsible for any and all losses, liabilities, damages and expenses and including but not limited to attorneys fees and other costs of prosecuting an action for breach, which Woodbridge may sustain or incur as a result of any breach of this Agreement.

9.     PRICES
       Woodbridge shall not be billed at prices higher than those stated on a Purchase Order, and no additional charges of any kind shall be imposed, unless authorized by a Purchase Order change notice issued by Woodbridge. UFP represents that the price charged for the EA Parts comply with applicable government regulations in effect at time of quotation, sale or delivery.

10.    PATENTS, TRADEMARKS AND COPYRIGHTS
       Except for EA Parts ordered in accordance with Woodbridge's design, UFP warrants that the sale or use of EA Parts furnished hereunder will not infringe or contribute to infringement of any patent, copyright, trademark, trade secret or other proprietary right or subject Woodbridge or its customers (direct or indirect) to royalties in Canada, the United States or elsewhere, and shall indemnify and

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                                                       Supply Agreement - Page 8

       save harmless Woodbridge, its successors and assigns and its customers (whether direct or indirect), against any and all losses, damages and expenses (including attorneys' fees and other costs of defending any infringement action) which they, or any of them, may sustain or incur as the result of a breach of its warranty.

11.    FAIR LABOUR STANDARDS CERTIFICATE
       UFP hereby certifies that all EA Parts furnished hereunder shall have been produced in accordance with all applicable provincial, state and federal laws governing general conditions for labour employed in the production of such EA Parts.

12.    NON-ASSIGNABILITY
       UFP shall not assign or sublet the work to be done hereunder without the prior written consent of Woodbridge, but this provision shall not restrict UFP in the procurement of component parts or materials. UFP will ensure that any and all third parties to whom UFP subcontracts any of the work hereunder are bound by all of the terms and conditions contained in this Agreement.

13.    FORCE MAJEURE
       Woodbridge shall not be liable for any damage as a result of any delay or failure to accept delivery due to any act of God, act of UFP, embargo or other governmental act, regulation or request, fire, accident, strike, slowdown or other labour difficulties, war, riot, delay in transportation, defaults of common carriers, inability to obtain necessary labour, materials, or manufacturing facilities or, without limiting the foregoing, any other delays beyond the Woodbridge's control which shall affect the Woodbridge's ability to receive and use the EA Parts or services in the event of such delay, the date of delivery shall be extended for a period equal to the time lost because of the delay. UFP's exclusive remedy for other delays and for Woodbridge's inability to accept delivery for any reason shall be rescission of the Purchase Order.

14.    GOVERNMENT CONTRACT NON-DISCRIMINATION IN EMPLOYMENT PROVISION
       If any Purchase Order is in furtherance of a government contract or subcontract or is otherwise subject to any legislation governing such contracts, the contract provisions required therein are hereby incorporated by reference.

15.    AUDIT RIGHTS
       Woodbridge will have the right at any reasonable time to send its authorized representatives to UFP's offices, warehouses and production facilities to examine UFP's processes and quality systems and all pertinent documents, data and materials in the possession or under the control of UFP relating to any of UFP's obligations under a Purchase Order or this Agreement or to verify any aspects of UFP's responses to Woodbridge's self-assessment survey. Woodbridge will also have the right to interview any of UFP's current and former employees. Seller shall maintain all pertinent books and records relating to a Purchase Order for a period of six (6) years after completion of services or delivery of EA Parts.

16.    ARBITRATION
       If either party initiates litigation on contractual issues, the other party shall have the right to institute mediation and binding arbitration in the Province of Ontario in accordance with the laws of that province. Each party will bear equally the costs of the mediation and arbitration.

17.    YEAR 2000
       UFP represents and warrants that all of its Systems are Year 2000 compliant and that there will be no interruption of supply to Woodbridge and no increase in cost to Woodbridge. For the purposes of this section, "Systems" shall mean all information and computer systems, equipment and devices used in any of UFP's operations, including but not limited to material forecasting and logistics, EDI, computer hardware and software, financial and procurement systems, lot traceability and quality data, manufacturing processes, diagnostics, inspection equipment and bar code scanning

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                                                       Supply Agreement - Page 9
       equipment.

18.    SURVIVAL OF TERMS
       The provisions of Articles 5, 6, 7, 8, 10 and 18 will survive the termination of this Agreement.